Exhibit 10.1

EXECUTION VERSION

SETTLEMENT AGREEMENT

This Settlement Agreement, dated as of April 24, 2012 (the “Agreement”), is by and among InfuSystem Holdings, Inc., a Delaware corporation (the “Company”), each of the parties hereto listed under the heading Investors on the signature pages hereto (each, an “Investor” and, collectively, the “Investor Group”), the Company Nominees (as defined herein), the Resigning Directors (as defined herein) and the Investor Nominees (as defined herein).

WHEREAS, the Investor Group beneficially owns (as defined below) 2,423,683 shares of common stock, $0.0001 par value, of the Company (“Common Stock”);

WHEREAS, prior to the date hereof the Investor Group (i) filed a Schedule 13D on December 6, 2011 with the Securities and Exchange Commission (the “SEC”), as subsequently amended (the “Schedule 13D”), (ii) filed a definitive proxy statement on Schedule 14A with the SEC on January 31, 2012 to solicit agent designations (the “Agent Designation Solicitation”) for the purpose of calling a special meeting of stockholders at which various proposals would be considered for the primary purpose of removing the seven incumbent members of the Company’s board of directors (the “Board”) and replacing them with the nominees of the Investor Group (the “Special Meeting”), (iii) delivered a request to call the Special Meeting supported by executed agent designations representing a majority of the outstanding shares of Common Stock (the “Special Meeting Request”) on February 27, 2012, (iv) filed a preliminary proxy statement on Schedule 14A with the SEC on March 14, 2012 to solicit proxies for the proposals to be considered at the Special Meeting (the “Special Meeting Proxy”) and (v) submitted director nominations for the Company’s 2012 annual meeting of stockholders (such nominations, the “Annual Meeting Nominations”, and the meeting, the “2012 Annual Meeting”) on February 27, 2012;

WHEREAS, prior to the date hereof, the Company has announced that the Special Meeting and 2012 Annual Meeting will be held on May 11, 2012; and

WHEREAS, the Company and the Investor Group have agreed that it is in their mutual interests to enter into this Agreement, which, among other things, provides for (i) the termination of the Agent Designation Solicitation, (ii) the withdrawal of the Special Meeting Request and the Annual Meeting Nominations and (iii) the cancellation of the Special Meeting.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. For purposes of this Agreement:

(a) The term “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) The term “Associate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act.

(c) The terms “beneficial owner” and “beneficially own” have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act except that a person will also be deemed to beneficially own and to be the beneficial owner of all shares of capital stock of the

Company which such person has the right to acquire pursuant to the exercise of any rights in connection with any securities or any agreement, regardless of when such rights may be exercised and whether they are conditional.

(d) The terms “Person” or “Persons” mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

(e) The term “Standstill Period” means the period from the date of this Agreement through the date of the Company’s 2013 annual meeting of stockholders (the “2013 Annual Meeting”).

(f) The term “Unaffiliated Director” means (i) David Dreyer and Wayne Yetter (each, a “Company Nominee”) and (ii) any individual serving on the Board after the date of this Agreement (other than (x) any individual appointed pursuant to Section 2.1(b) or (y) any individual who directly or indirectly engages in any commercial or investment activity with, or has any financial interest in, (I) any person described in clause (x), (II) any member of the Investor Group or (III) any Affiliates of the foregoing).

Section 1.2 Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall not be exclusive. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

ARTICLE II

COVENANTS

Section 2.1 Board of Directors, Annual Meeting and Related Matters.

(a) Board Expansion. Within one business day of the date of this Agreement (the date on which the actions contemplated by clause (b) are taken, the “Appointment Date”), in accordance with the Company’s amended and restated certificate of incorporation (the “Charter”) and amended and restated bylaws (the “Bylaws”), the Board will increase the size of the Board from seven to twelve members.

(b) Board Appointments. On the Appointment Date, in accordance with the Charter and Bylaws, the Board shall appoint John M. Climaco, Charles M. Gillman, Ryan J. Morris, Dilip Singh and Joseph E. Whitters (each, an “Investor Nominee”) as directors to fill the vacancies created by the newly created directorships resulting from the expansion of the Board contemplated by clause (a), in each case for a term expiring at the 2012 Annual Meeting.

(c) Board Resignation. Immediately following the appointment of the Investor Nominees pursuant to clause (b), in accordance with the Charter and Bylaws, the following current members of the Board shall resign from (i) the Board, (ii) the board of directors or similar governing body of any subsidiary of the Company and (iii) any committee of (x) the Board and (y) the board of directors or similar governing body of any subsidiary of the Company: Sean McDevitt, Pat LaVecchia, Timothy Kopra, Jean-Pierre Millon and John Voris (each, a “Resigning Director”).

(d) Reduction of Board Size. Following the appointments and resignations contemplated by Sections 2.1(b) and (c), the Board will reduce the size of the Board from twelve to seven members.

(e) Nomination of New Directors. The Investor Nominees and the Company Nominees agree that at the 2012 Annual Meeting, the Company will:

(1) nominate each of the Investor Nominees as a director of the Company whose term shall expire at the 2013 Annual Meeting;

(2) nominate each of the Company Nominees as a director of the Company whose term shall expire at the 2013 Annual Meeting;

(3) recommend in the related proxy materials that the stockholders vote for each of the Investor Nominees and each of the Company Nominees for election; and

(4) cause all proxies received by the Company to be voted in the manner specified by such proxies.

(f) Proxy Solicitation Materials; Annual Meeting Timing. The Company and the Investor Group agree that the Company’s Proxy Statement and proxy cards for the 2012 Annual Meeting and all other solicitation materials to be delivered to stockholders in connection with the 2012 Annual Meeting (in each case excepting any materials delivered prior to the date hereof) shall be prepared in accordance with, and in furtherance of, this Agreement. The Company and the Investor Group agree that it shall not be a violation of this Agreement to postpone or reschedule the 2012 Annual Meeting, except to the extent that such postponement or rescheduling is not permitted under applicable law, rule, regulation or listing standard; provided, however that in any event the 2012 Annual Meeting shall be held no later than 60 days following the anniversary of the Company’s 2011 annual meeting of stockholders.

(g) Committees. Following the Appointment Date through the Standstill Period, each committee of the Board shall include at least one Unaffiliated Director, except to the extent that an Unaffiliated Director is not willing to so serve or such service is not permitted under applicable law, rule, regulation or listing standard.

(h) Expenses. Following receipt of invoices therefor and reasonably detailed documentation with respect thereto and upon the earlier of (i) the time period prescribed for the reimbursement of such expenses by the Fifth Amendment (the “Fifth Amendment”) to that certain Credit Agreement (the “Credit Agreement”), dated as of June 15, 2010 and as amended from time to time, by and among the Company, InfuSystem, Inc. and First Biomedical, Inc, Bank of America, N.A. as Administrative Agent and Lender and Keybank National Association as Lender and (ii) the refinancing of such Credit Agreement, the Company shall reimburse the Investor Group an amount equal to the Investor Group’s actual and documented out-of-pocket expenses reasonably incurred prior to the date of this Agreement in connection with the Schedule 13D, the Agent Designation Solicitation, the Special Meeting Request, the Special Meeting Proxy, the Annual Meeting Nomination or the 2012 Annual Meeting and related actions and events, including the preparation of related filings with the SEC and the reasonable fees and disbursements of counsel, proxy solicitors and other advisors and the Investor Group agrees that, following payment of such invoices in accordance with this Section 2.1(h), it shall have no other claims or rights against the Company for reimbursement of fees, expenses or costs in connection with the Schedule 13D, the Agent Designation Solicitation, the Special Meeting Request, the Special Meeting Proxy, the Annual Meeting Nomination or the 2012 Annual Meeting and any related actions and events.

In addition, upon the earlier of (i) the time period prescribed for the payment of such compensation by the Fifth Amendment and (ii) the refinancing of the Credit Agreement, the Company shall reimburse the Investor Group , as compensation, $3,750 for each nominee for the Board who was named in the Annual Meeting Nominations who is not an Investor Nominee.

Section 2.2 Standstill Provisions. Each of the Investors agrees that, except as otherwise provided in this Agreement, during the Standstill Period, such Investor will not, and he or it will cause each of such Investor’s Affiliates and Associates, agents or other persons acting on such Investor’s behalf not to:

(a) acquire, offer or propose to acquire, or agree or seek to acquire, by purchase or otherwise, (i) more than five percent (5%) of the outstanding shares of Common Stock, including direct or indirect rights or options to acquire more than five percent (5%) of the outstanding shares of Common Stock or (ii) any other securities of the Company or any subsidiary of the Company, including direct or indirect rights or options to acquire any of the foregoing;

(b) submit any stockholder proposal (pursuant to Rule 14a-8 promulgated by the SEC under the Exchange Act or otherwise) or any notice of nomination or other business for consideration, or nominate any candidate for election to the Board, other than as set forth in this Agreement;

(c) form, join in or in any other way participate in a “partnership, limited partnership, syndicate or other group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to the Common Stock or deposit any shares of Common Stock in a voting trust or similar arrangement or subject any shares of Common Stock to any voting agreement or pooling arrangement, other than solely with such Investor’s Affiliates or with respect to the Common Stock currently owned or to the extent such a group may be deemed to result with the Company or any of its Affiliates as a result of this Agreement;

(d) solicit proxies, agent designations or written consents of stockholders, or otherwise conduct any nonbinding referendum with respect to Common Stock, or make, or in any way participate in, any “solicitation” of any “proxy” within the meaning of Rule 14a-1 promulgated by the SEC under the Exchange Act to vote, or advise, encourage or influence any person with respect to voting, any shares of Common Stock with respect to any matter, or become a “participant” in any contested “solicitation” for the election of directors with respect to the Company (as such terms are defined or used under the Exchange Act and the rules promulgated by the SEC thereunder), other than a “solicitation” or acting as a “participant” in support of all of the nominees of the Board at the 2012 Annual Meeting and the 2013 Annual Meeting;

(e) seek to call, or to request the call of, a special meeting of the stockholders of the Company, or seek to make, or make, a stockholder proposal at any meeting of the stockholders of the Company or make a request for a list of the Company’s stockholders (or otherwise induce, encourage or assist any other person to initiate or pursue such a proposal or request);

(f) effect or seek to effect (including, without limitation, by entering into any discussions, negotiations, agreements or understandings with any third person), offer or propose (whether publicly or otherwise) to effect, or cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or cause or participate in (i) any acquisition of any material assets or businesses of the Company or any of its subsidiaries, (ii) any tender offer or exchange offer, merger, acquisition or other business combination involving the Company or any of its subsidiaries, or (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries;

(g) publicly disclose, or cause or facilitate the public disclosure (including without limitation the filing of any document or report with the SEC or any other governmental agency or any disclosure to any journalist, member of the media or securities analyst) regarding any intent, purpose, plan, action or proposal with respect to the Board, the Company, its management, strategies, policies or affairs or any of its securities or assets or this Agreement that is inconsistent with the provisions of this Agreement, including any intent, purpose, plan, action or proposal that is conditioned on, or would require waiver, amendment, or consent under, any provision of this Agreement;

(h) seek election or appointment to, or representation on, or nominate or propose the nomination of any candidate to the Board; or seek the removal of any member of the Board, in each case other than as set forth in this Agreement;

(i) (i) knowingly sell, transfer or otherwise dispose of any shares of Common Stock to any Person who or that is (or will become upon consummation of such sale, transfer or other disposition) a beneficial owner of fifteen percent (15%) or more of the outstanding Common Stock; or (ii) without the prior written consent of the Company (acting through the Board), on any single day, sell, transfer or otherwise dispose of more than five percent (5%) of the outstanding shares of Common Stock through the public markets;

(j) enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other person that engages, or offers or proposes to engage, in any of the foregoing; or

(k) take or cause or induce or assist others to take any action inconsistent with any of the foregoing.

Nothing in this Section 2.2 shall be deemed to prohibit any Investor Nominee from engaging in any lawful act consistent with his fiduciary duties solely in his capacity as a director of the Company.

Section 2.3 Additional Undertakings by the Investor Group. Each member of the Investor Group hereby irrevocably (i) agrees to terminate the Agent Designation Solicitation, and (ii) withdraws the Special Meeting Request, the Annual Meeting Nominations and any demand for information made pursuant to Section 220 of the DGCL. As a consequence of the withdrawal of the Special Meeting Request, the Company and each member of the Investor Group hereby irrevocably agree to cancel the Special Meeting. Within two business days of the date of this Agreement, members of the Investor Group shall file, or cause to be filed on their behalf, with the SEC an amendment to the Schedule 13D disclosing the entry into this Agreement and the material contents of this Agreement, including the termination of the Agent Designation Solicitation and the withdrawal of the Special Meeting Request and Annual Meeting Nominations and reflecting the termination of the treatment of the Investor Group as a “group” within the meaning of Section 13(d)(3) of the Exchange Act (such amendment, the “13D Amendment”). The 13D Amendment shall be consistent with the terms of this Agreement. The Investor Group shall provide the Company and its counsel with reasonable opportunity to review and comment upon the 13D Amendment prior to the filing thereof with the SEC, and shall consider in good faith any changes proposed by the Company or its counsel.

Section 2.4 Publicity. Promptly after the execution of this Agreement, the Company will issue the press release in the form attached hereto as Schedule A. Without the prior written consent of the Company, none of the Investors, the Investor Nominees, the Resigning Directors or the Company

Nominees or any of their respective Affiliates shall (i) issue a press release in connection with this Agreement or the actions contemplated hereby or (ii) except as contemplated by Section 2.3, otherwise make any public statement, disclosure or announcement with respect to this Agreement or the actions contemplated hereby.

Section 2.5 Indemnification/Insurance.

(a) From and after the Appointment Date, the Company shall (i) indemnify, defend and hold harmless, all directors and officers of the Company and its subsidiaries who have served the Company or its subsidiaries in either capacity at any time during the one year period prior to the Appointment Date (the “Indemnified Persons”) against any costs, expenses (including attorneys’ fees and expenses and disbursements), judgments, fines, losses, claims, damages or liabilities incurred in connection with any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative or investigative, (collectively, an “Action”), arising out of or pertaining to the fact that the Indemnified Person is or was a director, officer, employee or agent of the Company or any of its subsidiaries, or a trustee, custodian, administrator, committeeman or fiduciary of any employee benefit plan established and maintained by the Company or by any subsidiary of the Company, or was serving another corporation, partnership, joint venture, trust or other enterprise in any of the foregoing capacities at the request of the Company or any of its subsidiaries, whether asserted or claimed prior to, on or after the Appointment Date (including with respect to acts or omissions occurring in connection with this Agreement and the consummation of the transactions or actions contemplated hereby), and (ii) provide advancement of expenses to the Indemnified Persons in the defense or settlement of any Action to which such Indemnified Person may be entitled to indemnification hereunder or under the Company’s (or any successor’s) certificate of incorporation or bylaws, in each of clauses (i) and (ii), to the fullest extent permitted by the Charter and Bylaws as they presently exist or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment provides broader indemnification rights or rights of advancement of expenses than the Charter and Bylaws provided prior to such amendment).

(b) Without limitation to Section 2.5(a), from and after the Appointment Date, the Company shall, to the fullest extent permitted by applicable law, include and cause to be maintained in effect in the Company’s (or any successor’s) certificate of incorporation and bylaws for a period of six years after the Appointment Date, provisions regarding exculpation of liability of directors, and indemnification of and advancement of expenses to directors and officers of the Company, that are no less favorable than those contained in the Charter or the Bylaws as of the date of this Agreement.

(c) The Company shall not settle, compromise or consent to the entry of any judgment in any proceeding or threatened Action (and in which indemnification could be sought by an Indemnified Person hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Person from all liability arising out of such Action or such Indemnified Person otherwise consents in writing, and cooperates in the defense of such proceeding or threatened Action.

(d) For a period of six years after the Appointment Date, the Company shall maintain in effect, at no expense to the beneficiaries, the current policies of directors’ and officers’ liability insurance maintained by the Company for the persons who are covered by such current policies (or substitute policies with terms, conditions, retentions and levels of coverage at least as favorable as provided in such existing policies, from insurance carriers with the same or better claims-paying ability ratings as the Company’s current carriers) with respect to claims arising from or related to facts or events which occurred or existed on or before the Appointment Date, including in connection with this Agreement or the transactions or actions contemplated hereby; provided, however, that the Company shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 250% of the annual premiums paid as of the date hereof by the Company for such insurance (such 250% amount, the “Base Premium”); provided, further, if such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Base Premium, the Company shall maintain the most advantageous policies of directors’ and officers’ insurance for the persons who are covered by the Company’s current policies with respect to claims arising from or related to facts or events which occurred or existed on or before the Appointment Date, including in connection with this Agreement or the transactions or actions contemplated hereby, obtainable for an annual premium equal to the Base Premium.

(e) In the event that the Company or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties, rights and other assets to any person, then, and in each such case, the Company as a precondition to such transaction will cause proper provision to be made so that such successor or assign shall expressly assume the obligations set forth in this Section 2.5.

(f) The provisions of this Section 2.5 are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

Section 2.6 Non-Disparagement. During the Standstill Period and for one year thereafter, the Company, each Investor, Resigning Director, Investor Nominee and Company Nominee agrees that he or it will not, and he or it will cause each of his or its respective Affiliates and Associates, agents or other persons acting on his or its behalf not to, disparage the Company, any member of the Board or management of the Company, any individual who has served as a member of the Board or management of the Company, any Investor or any Investor Nominee.

Section 2.7 Resigning Directors Compensation. The Company and the Investor Group agree that within five business days following the Appointment Date, the Company will pay to each of the directors that resigns from the Board pursuant to Section 2.1(c) his annual compensation, pro-rated for the period between January 1, 2012 and the Appointment Date, to the extent that any such amount has not previously been paid to such director by the Company.

Section 2.8 Advisors’ Fees. The Company and the Investor Group agree that following receipt of invoices therefor and reasonably detailed documentation with respect thereto and upon the earlier of (i) the time period prescribed for the payment of such compensation by the Fifth Amendment and (ii) the refinancing of the Credit Agreement, the Company will pay all actual and documented amounts due to its advisors for general legal advice provided since January 31, 2012 and for their services in connection with the Agent Designation Solicitation, the Special Meeting Request, the Special Meeting, the 2012 Annual Meeting and related actions and events, including this Agreement.

Section 2.9 Restrictive Legends. The Company shall, upon the request of any Resigning Director, promptly remove any restrictive legends under the Securities Act of 1933, as amended, on any share certificates representing Common Stock held by such Resigning Director or his Affiliates or Associates that are no longer applicable, and shall promptly deliver to the holder thereof substitute certificates without such restrictive legends or, at the Company’s discretion, book entry shares not subject to such transfer restrictions.

ARTICLE III

OTHER PROVISIONS

Section 3.1 Representations and Warranties.

(a) Representations and Warranties of the Company. The Company hereby represents and warrants that this Agreement and the performance by the Company of its obligations hereunder has been duly authorized, executed and delivered by it, and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(b) Representations and Warranties of the Investor Group. Each Investor represents and warrants that this Agreement and the performance by each such Investor of its obligations hereunder has been duly authorized, executed and delivered by such Investor, and is a valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms. Each Investor hereby further represents and warrants that, as of the date hereof, it is the beneficial owner of such number of shares of Common Stock as are set forth with respect to such Investor on the Schedule 13D.

Section 3.2 Securities Laws. Each of the Investors hereby acknowledges that such Investor is aware that the United States securities laws prohibit any person who has material, non-public information with respect to the Company from transacting in the securities of the Company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to transact in such securities. Each of the Investors agrees to comply with such laws and recognizes that the Company would be damaged by its non-compliance.

Section 3.3 Mutual Release.

(a) Each Investor, on behalf of itself and its Affiliates and Associates, hereby unconditionally and irrevocably waives, releases and discharges, and covenants not to sue in any capacity (or cause to be sued through a derivative or other representative action), any of the Company or any Indemnified Person and their respective heirs, representatives, Affiliates and Associates for any and all claims, causes of action, actions, judgments, liens, debts, damages, losses, liabilities, rights, interests and demands of whatsoever kind or character, in law, equity or otherwise (collectively, “Claims”) that could have been asserted, or ever could be asserted, that in any way arise from or in connection with, relate to or are based on any event, fact, act, omission, or failure to act by the Company or the Indemnified Persons, whether known or unknown, including, without limitation, any Claim arising out of, in connection with, relating to or based on the fact that the Indemnified Person is or was a director, officer, employee or agent of the Company or any of its subsidiaries, or a trustee, custodian, administrator, committeeman or fiduciary of any employee benefit plan established and maintained by the Company or by any subsidiary of the Company, or was serving another corporation, partnership, joint venture, trust or other enterprise in any of the foregoing capacities at the request of the Company or any of its subsidiaries; provided, however, this waiver and release and covenant not to sue shall not include any Claims arising from the breach of this Agreement by the Company, the Resigning Directors or the Company Nominees or any knowing criminal act by the Company or any Indemnified Person.

(b) The Company and each Resigning Director and Company Nominee, on behalf of himself or itself and his or its Affiliates and Associates, hereby unconditionally and irrevocably waives, releases and discharges and covenants not to sue in any capacity, any Investor, or his or its respective heirs, representatives, Affiliates and Associates for any Claim based on any event, fact, act, omission or failure to act by any of the Investors, whether known or unknown, occurring or existing prior to the date of this Agreement relating to the Company or any its subsidiaries; provided, however, this waiver and release and covenant not to sue shall not include any Claims arising from the breach of this Agreement by any Investor or any knowing criminal act by any Investor.

Section 3.4 Remedies.

(a) Each party hereto hereby acknowledges and agrees that irreparable harm would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to specific relief hereunder, including an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any state or federal court in the State of Delaware, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with such remedy are hereby waived. Following the appointment of the Investor Nominees to the Board pursuant to Section 2.1(b), without limiting any other rights or remedies to which the Company may be entitled at law or in equity, the Unaffiliated Directors, acting based on the affirmative vote of a majority of the Unaffiliated Directors then serving on the Board, shall be entitled to exercise the rights of the Company and the Unaffiliated Directors under this Agreement and to enforce this Agreement against the Company and the Investor Group.

(b) Each party hereto agrees, on behalf of itself and its Affiliates, that any actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby will be brought solely and exclusively in any state or federal court in the State of Delaware (and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 3.6 will be effective service of process for any such action, suit or proceeding brought against any party in any such court. Each party, on behalf of itself and its Affiliates, irrevocably and unconditionally waives any objection to personal jurisdiction and the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the state or federal courts in the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an improper or inconvenient forum.

Section 3.5 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

Section 3.6 Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy, when such telecopy is transmitted to the telecopy number set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

if to the Company:	InfuSystem Holdings, Inc. 31700 Research Park Drive Madison Heights, Michigan 48071 Facsimile: (800) 455-4338 Attention: Chief Financial Officer

with a copy to:	Morgan, Lewis & Bockius LLP 101 Park Avenue New York, New York 10178 Facsimile: (212) 309-6001 Attention: Howard Kenny

and to:	Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 Facsimile: (212) 455-2502 Attention: Alan Klein

if to a Resigning Director or Company Nominee:	The address set forth on Schedule B

with a copy to:	Morgan, Lewis & Bockius LLP 101 Park Avenue New York, New York 10178 Facsimile: (212) 309-6001 Attention: Howard Kenny

and to:	Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 Facsimile: (212) 455-2502 Attention: Alan Klein

if to an Investor or an Investor Nominee:	The address set forth on Schedule B

with a copy to:	Crowell & Moring LLP 275 Battery Street, 23rd Floor San Francisco, California 94111 Facsimile: (415) 986-2827 Attention: Murray A. Indick

Section 3.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

Section 3.8 Amendment; Waiver. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto and any provision of this Agreement may be waived, in each case by a written instrument authorized and executed on behalf of the parties hereto; provided, that, in the case of the Company, following the appointment of the Investor Nominees to the Board pursuant to Section 2.1(b), in addition to any other requirement under applicable law, any material amendment of, or material waiver of any provision of, this Agreement must be approved by (i) a majority of the Unaffiliated Directors then serving on the Board, if any, or (ii) if no Unaffiliated Directors are then serving on the Board, the unanimous vote of the entire Board.

Section 3.9 Further Assurances. Each party agrees to take or cause to be taken such further actions, and to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents, as may be reasonably required or requested by the other party in order to effectuate fully the purposes, terms and conditions of this Agreement.

Section 3.10 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and nothing in this Agreement is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except that the provisions of Section 2.5, Section 2.6, Section 2.7, Section 3.3, Section 3.4 and Section 3.8 are

intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Persons and the other intended beneficiaries thereof and their respective heirs and representatives. The rights and privileges set forth in this Agreement are personal to the Investors and may not be transferred or assigned to any Person, whether by operation of law or otherwise.

Section 3.11 Effectiveness. This Agreement shall become effective upon the execution of this Agreement by each of the parties hereto; provided, however that Mr. McDevitt shall not be entitled to any of the rights set forth in Section 2.5, Section 2.6 or Section 3.3 if he revokes the Consulting Agreement, dated as of the date of this Agreement, between Mr. McDevitt and the Company.

Section 3.12 Proceedings. The act of entering into or carrying out the Agreement and any negotiations or proceedings related thereto shall not be used, offered or received into evidence in any action or proceeding in any court, administrative agency or other tribunal for any purpose whatsoever other than to enforce the provisions of the Agreement.

Section 3.13 Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile thereof or other electronic signature), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Wayne Yetter
	Name:	Wayne Yetter
	Title:	Authorized Signatory

COMPANY NOMINEES

By:	/s/ Wayne Yetter
	Name:	Wayne Yetter

By:	/s/ David Dreyer
	Name:	David Dreyer

RESIGNING DIRECTORS

By:	/s/ Pat LaVecchia
	Name:	Pat LaVecchia

By:	/s/ Timothy Kopra
	Name:	Timothy Kopra

By:	/s/ Jean-Pierre Millon
	Name:	Jean-Pierre Millon

By:	/s/ John Voris
	Name:	John Voris

RESIGNING DIRECTOR

By:	/s/ Sean McDevitt
	Name:	Sean McDevitt

INVESTORS

MESON CAPITAL PARTNERS LP

By:	/s/ Ryan Morris
	Name:	Ryan Morris
	Title:	Managing Partner

MESON CAPITAL PARTNERS LP

By:	Meson Capital Partners LLC, its general partner

By:	/s/ Ryan Morris
	Name:	Ryan Morris
	Title:	Managing Partner

GLOBAL UNDERVALUED SECURITIES MASTER FUND, L.P.

By: Global Undervalued Securities Fund, L.P., its general partner

By: Kleinheinz Capital Partners, Inc., its investment manager

By:	/s/ John B. Kleinheinz
	Name:	John B. Kleinheinz
	Title:	President

GLOBAL UNDERVALUED SECURITIES FUND, L.P.

By: Kleinheinz Capital Partners, Inc., its investment manager

By:	/s/ John B. Kleinheinz
	Name:	John B. Kleinheinz
	Title:	President

INVESTORS (CONT’D)

GLOBAL UNDERVALUED SECURITIES FUND (QP), L.P.

By: Kleinheinz Capital Partners, Inc., its investment manager

By:	/s/ John B. Kleinheinz
	Name:	John B. Kleinheinz
	Title:	President

GLOBAL UNDERVALUED SECURITIES FUND, LTD.

By:	/s/ John B. Kleinheinz
	Name:	John B. Kleinheinz
	Title:	President

KLEINHEINZ CAPITAL PARTNERS, INC.

By:	/s/ John B. Kleinheinz
	Name:	John B. Kleinheinz
	Title:	President

KLEINHEINZ CAPITAL PARTNERS LDC

By:	/s/ John B. Kleinheinz
	Name:	John B. Kleinheinz
	Title:	Managing Director

BOSTON AVENUE CAPITAL LLC

By:	/s/ Stephen J. Heyman
	Name:	Stephen J. Heyman
	Title:	Manager

INVESTORS (CONT’D)

By:	/s/ John B. Kleinheinz
	Name:	John B. Kleinheinz

By:	/s/ Stephen J. Heyman
	Name:	Stephen J. Heyman

By:	/s/ James F. Adelson
	Name:	James F. Adelson

INVESTOR NOMINEES

By:	/s/ John M. Climaco
	Name:	John M. Climaco

By:	/s/ Charles M. Gillman
	Name:	Charles M. Gillman*

By:	/s/ Ryan J. Morris
	Name:	Ryan J. Morris*

By:	/s/ Dilip Singh
	Name:	Dilip Singh

By:	/s/ Joseph E. Whitters
	Name:	Joseph E. Whitters

*	Signing as both an “Investor Nominee” and an “Investor”